EPSTEIN BECKER & GREEN, P.C.
                                ATTORNEYS AT LAW
                                75 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                     ------
                                 (617) 342-4000
                              FAX: (617) 342-4001


                                  May 17, 1996




GreenMan Technologies, Inc.
7 Kimball Lane, Building A
Lynnfield, Massachusetts 01940

         Re:      SFM Marketing, Inc. Non-Qualified Stock Options

Gentlemen:

         We have assisted in preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 250,000 shares of common stock, $.01 par value per share, (the "Common Stock") of GreenMan Technologies, Inc., a Delaware corporation (the "Company"), issuable under the Non-Qualified Stock Option Agreement between the Company and SFM Marketing, Inc. (the "Plan").

         In connection with this opinion, we have examined the Certificate of Incorporation and By-laws of the Company, each as amended to date; we have reviewed all pertinent records of meetings of the Board of Directors and stockholders of the Company; and we have reviewed the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We are members of the Bar of the Commonwealth of Massachusetts and the State of New York and do not hold ourselves out as being conversant with and express no

GreenMan Technologies, Inc.
May 17, 1996
Page 2

opinion herein with respect to, the laws of any jurisdiction other than those of the United States of America, the Commonwealth of Massachusetts, the State of New York and the corporation laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                         Very truly yours,

                                         EPSTEIN BECKER & GREEN, P.C.



                                         By: /s/ Gabor Garai
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